VOID AFTER 5:00 P.M., EASTERN TIME ON MAY ____, 2009

COMMON STOCK PURCHASE WARRANT

For the Purchase of 425,000 Shares of

Common Stock, $0.001 Value of

Chembio Diagnostics, Inc.

A Nevada corporation

(formerly known as Trading Solutions.com, Inc.)

THIS CERTIFIES THAT, for value received, Mark L. Baum (the “Holder”), as registered owner of this Common Stock Purchase Warrant (“Warrant”), is entitled to, at any time at or before the Expiration Date (as defined below), but not thereafter, to subscribe for, purchase and receive 425,000 common shares of the fully paid and nonassessable shares of common stock (the “Common Stock”), of Chembio Diagnostics, Inc., a Nevada corporation (the “Company”), at $.60 per share (the “Exercise Price”), upon presentation and surrender of this Warrant and upon payment by cashier’s check or wire transfer of the Exercise Price for such Common Stock to the Company at the principal office of the Company; provided, however, that upon the occurrence of any of the events specified in the Statement of Rights of Warrant Holder, a copy of which is attached as Annex 1 hereto, and by this reference made a part hereof, the rights granted by this Warrant shall be adjusted as therein specified.

Upon exercise of this Warrant, the form of election must be duly executed and the instructions for registration of the Shares acquired by such exercise must be completed.

The term Expiration Date means the earliest of (i) the fifth anniversary of the date hereof, (ii) immediately prior to the sale of all of substantially all of the Company’s assets, or (iii) immediately prior to a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; provided, that the Company shall give notice to the Holder at least 10 days prior to the events set forth in clauses (i), (ii) and (iii) above.

If the subscription rights represented hereby are not exercised at or before the Expiration Date, this Warrant shall become void, and all rights represented hereby shall cease and expire.

This Warrant may be exercised in accordance with its terms in whole or in part. In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder, evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

In no event shall this Warrant (or the Shares issuable, upon full or partial exercise hereof) be offered or sold except in conformity with the Securities Act of 1933; as amended.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this ____ day of May, 2004.

Chembio Diagnostics, Inc.

By:_______________________________________

       Lawrence A. Siebert, C.E.O.

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Form to be used to exercise Warrant:

TO:

Chembio Diagnostics, Inc.

DATE:______

The Undersigned hereby elects, irrevocably, to exercise the Warrant and to purchase ________ shares of Common Stock of the Company, and hereby makes payment by cashier’s check of $________________ (at $____) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Warrant is exercised in the name of:

__________________________________

(Name)

__________________________________

(Address)

__________________________________

(Taxpayer Number)

and if said number of Warrants exercised shall not be all the Warrants evidenced by the within Warrant Certificate, issue a new Warrant Certificate for the remaining balance of Warrants to the undersigned at the address stated below.

Name of Holder:______________________________________________

(Please Print)

Signature:___________________________________________________

___________________________________________________________

(Address)

NOTICE:

The signature to exercise must correspond with the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever.

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Form to be used to transfer Warrants:

TO:

Chembio Diagnostics, Inc.

DATE:________

For value received, _______________________ hereby sells, assigns and transfers unto __________________________ (Tax ID No._____________________) the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney, to transfer said Warrant Certificate on the books of the company, with full power of substitution in the premises.

Name of Holder:____________________________________________

(Please Print)

Signature:_________________________________________________

__________________________________________________________

(Address)

NOTICE:

The signature to transfer must correspond with the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever.

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ANNEX 1 TO CHEMBIO DIAGNOSTICS, INC.

COMMON STOCK PURCHASE WARRANT

STATEMENT OF RIGHTS OF WARRANT HOLDER

1.

Exercise of Warrant. This Warrant may be exercised in whole or in part at any time at or before the Expiration Date (as defined in the Warrant), by presentation and surrender hereof to the Company, with the Exercise Form annexed hereto duly executed and accompanied by payment by cashier’s check or wire transfer of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant and the Exercise Price at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the common stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such common stock shall not then be actually delivered to the Holder.

2.

Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a  member in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

3.

Adjustment in Number of Shares.

(A)

Adjustment for Reclassifications. In case at any time or from time to time after May ___, 2004 (“Issue Date”) the holders of the Common Stock of the Company (or any shares or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible members, shall have become entitled to receive, without payment therefore, other or additional shares or other securities or property (other than cash) by way of share-split, spinoff, reclassification, combination of shares or similar corporate rearrangement (exclusive of any dividend of its or any subsidiary’s shares), then and in each such case, the Holder of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of securities and property which such Holder would hold on the date of such exercise if on the Issue Date he had been the holder of record of the number of common stock shares of the Company called for on the face of this Warrant and had thereafter, during the period from the Issue Date, to and including the date of such exercise, retained such shares and/or all other or additional securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of a declaration of a dividend payable in shares of any equity security of a subsidiary of the Company, then the Company may cause to be issued a warrant to purchase shares of the subsidiary (“Springing Warrant”) in an amount equal to such amount of the subsidiary’s securities to which the Holder would have been entitled, but conditioned upon the exercise of this warrant as a prerequisite to receiving the shares issuable pursuant to the Springing Warrant.

(A)

Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other company the securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date, or in case, after such date, the Company (or any such other company) shall consolidate with or merge into another company or convey all, or substantially all, of its assets to another company, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares or other securities or property receivable upon the exercise of this Warrant after such consummation.

4.

Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall take any action which would trigger an adjustment (as set forth in Section 3), then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance; lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their common stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

5.

Officer’s Certificate. Whenever the number of common stock issuable upon exercise of this Warrant or the Exercise Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer’s certificate showing the adjusted number of common stock or Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

6.

Restrictions on Transfer. The Holder of this Warrant, by acceptance thereof; agrees that, absent an effective notification under Regulation A or registration statement, in either case under the Securities Act of 1933 (the “Act”), covering the disposition of this Warrant or the Common Stock issued or issuable upon exercise hereof, such Holder will not sell or transfer any or all of this Warrant or such Common Stock without first providing the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. Such Holder agrees that the Company may issue instructions to its transfer agent to place, or may itself place, a “stop order” on transfers with respect to the Warrant and Common Stock and that the certificates evidencing the Warrant and Common Stock which will be delivered to such Holder by the Company shall bear substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REQUIREMENTS FOR SUCH REGISTRATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER. PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY OR ANY PORTION THEREOF OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES (UNLESS THE COMPANY DETERMINES IN ITS SOLE DISCRETION TO USE ITS OWN COUNSEL), WITH ANY SUCH COUNSEL AND OPINION OF COUNSEL TO BE REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Each Holder of this Warrant, at the time all or a portion of such Warrant is exercised, agrees to make such written representations to the Company as counsel for the Company may reasonably request, in order that the Company may be reasonably satisfied that such exercise of the Warrant and consequent issuance of Common Stock will not violate the registration and prospectus delivery requirements of the Act, or other applicable state securities laws.

7.

Piggyback Registration Rights. If, at any time after the Issue Date and expiring on the Expiration Date, the Company proposes to register any of its securities under the Act either for its own account or for the account of others, in connection with the public offering of such equity securities solely for cash, on a registration form that would also permit the registration of the common stock issuable upon exercise of this Warrant (“Warrant Shares”), the Company shall promptly give the Holder written notice of such proposal. Within thirty (30) days after the notice is given, the Holder shall give notice as to the number of Warrant Shares, if any, which have vested and which the Holder requests be registered simultaneously with such registration by the Company. The Company shall use its best efforts to include such Warrant Shares in such registration statement (or in a separate registration statement concurrently filed) which the Holder requests to be so included and to cause such registration statement to become effective with respect to such shares in accordance with the registration procedures set forth in Section 8 hereof. If the underwriter believes that the total amount of securities sought to be registered by the Holder and any other holder of similar rights exceeds the amount of securities that the underwriter deems advisable to include in the offering, only the pro rata number of Warrant Shares requested by the Holder with all other holders of common stock requesting registration pursuant to piggyback registration rights, if any, shall be so registerable. Notwithstanding the foregoing, if at any time after giving written notice of its intention to register equity securities and before the effectiveness of the registration statement filed in connection with such registration, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by delivery of written notice to the Holder, (i) in the case of a determination not to effect registration, relieve itself of its obligation to register the Warrant Shares under this Section 7 in connection with such registration, or (ii) in the case of a determination to delay registration, delay the registration of the Warrant Shares under this Section 7 for the same period as the delay in the registration of such other equity securities. Each Holder of Warrant Shares requesting inclusion in a registration pursuant to this Section 7 may, at any time before the effective date of the registration statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company (which notice shall be effective only upon receipt by the Company); provided. However, that if the Company, in consultation with its financial and legal advisors, determines that such revocation would require a recirculation of the prospectus contained in the registration statement, then such Holder of Warrant Shares shall have no right to revoke its request.

8.

Expenses and Procedures.

(A)

Expenses of Registration. All registration expenses (exclusive of underwriting discounts and commissions) shall be borne by the Company; provided, however, that if a Holder revokes a registration request pursuant to the last sentence of Section 7, the registration expenses in connection with such revoked registration shall be borne by such Holder. Each Holder of Warrant Shares shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to the sale of the Warrant Shares sold by such Holder.

(B)

Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to Section 7 hereof, the Company will keep the Holders of Warrant Shares advised as to the initiation of registration, qualification and compliance and as to the completion thereof.  At its expense, the Company will furnish such number of prospectuses and other documents incident thereto as the holders or underwriters from time to time may reasonably request.

(C)

Information. The Company may require each seller of Warrant Shares as to which any registration is being effected to furnish such information regarding the distribution of such Warrant Shares as the Company may from time to time reasonably request and the Company may exclude from such registration the Warrant Shares of any seller who unreasonably fails to furnish such information after receiving such request.

(D)

Blue Sky. The Company will, as expeditiously as possible, use its best efforts to register or qualify the Warrant Shares covered by a registration statement at the expense of the Company in such jurisdictions as the holders of such Warrant Shares or, in the case of an underwritten public offering, the managing underwriter shall reasonably request at the expense of the Holders of the Warrant Shares being registered provided that the Company shall not be required in connection with any such registration or qualification or as a condition thereto to qualify to do business in any jurisdiction where it is not so qualified or to take any action which would subject it to taxation or service of process in any jurisdiction where it is not otherwise subject to such taxation or service of process.

(E)

Notification of Material Events. The Company will, as expeditiously as possible, immediately notify each holder of Warrant Shares under a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, as expeditiously as possible, amend or supplement such prospectus to eliminate the untrue statement or the omission.

9.

Indemnification.

(A)

Indemnification by Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Warrant Shares, its officers, directors, agents and employees, each person who controls such holder (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, hereinafter the “Exchange Act”), and the officers, directors, agents or employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, all reasonable attorneys’ fees) and expenses (collectively “Losses”), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any prospectus) not misleading, except insofar as the same are based solely upon information furnished to the Company by such holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission made in any preliminary prospectus or prospectus if (i) such holder failed to send or deliver a copy of the prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of Warrant Shares and (ii) the prospectus or prospectus supplement would have corrected such untrue statement or omission. If requested, the Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Warrant Shares.  It is agreed that the indemnity agreement contained in this Section 9(A) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

(B)

Indemnification by Holder of Warrant Shares. In connection with any registration statement in which a holder of Warrant Shares is participating, such holder of Warrant Shares shall furnish to the Company in writing such information as the Company may reasonably request for use in connection with any registration statement or prospectus. Such holder hereby agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, and its officers, directors, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), and the officers, directors, agents or employees of any such controlling person, from and against all losses, as incurred, arising out of or based upon any untrue statements or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any prospectus) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such holder to the Company for use in such registration statement, prospectus or preliminary prospectus. The Company shall be entitled to receive indemnities from accountants, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished by such persons specifically for inclusion in any registration statement, prospectus or preliminary prospectus, provided, that the failure of the Company to obtain any such indemnity shall not relieve the Company of any of its obligations hereunder. Notwithstanding any provision of this Section 9 to the contrary, the liability of a holder of Warrant Shares under this Section 9 shall not exceed the purchase price received by such Holder for the Warrant Shares sold pursuant to a registration statement or prospectus.

(C)

Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any person entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall promptly notify the party from which such indemnity is sought (the “indemnifying party”) in writing, and the indemnifying party shall assume the defense thereof including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses incurred in connection with the defense thereof. All such fees and expenses (including any fees and expenses incurred in connection with investigation or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within 20 days of written notice thereof to the indemnifying party; provided, however, that if, in accordance with this Section 9, the indemnifying party is not liable to the indemnified party, such fees and expenses shall be returned promptly to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses, (b) the indemnifying party shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to the indemnified party in any such action, claim or proceeding, or (c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the opinion of counsel for such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the release of such indemnified party from all liability in respect to such claim or litigation without the written consent (which consent will not be unreasonably withheld) of the indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement without the written consent (which consent will not be unreasonably withheld) of the indemnifying party from which indemnify or contribution is sought.

(D)

Contribution. If the indemnification provided for in this Section 9 is unavailable to an indemnified party under Section 9(A) or 9(B) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 9(C), any legal or other fees or expenses reasonably incurred by such party in connection with any action, suit, claim, investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(D) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.

Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

11.

Reservation of Shares. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued common stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

12.

Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

13.

Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

14.

Law Governing. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Nevada.

DATED:

May ___, 2004.

Chembio Diagnostics, Inc.

A Nevada corporation

By:________________________________________

Lawrence A. Siebert, C.E.O.

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